GENERAL ASSIGNMENT AND BILL OF SALE


         FOR VALUABLE CONSIDERATION, and in performance of that certain Asset Purchase Agreement, dated as of February 29, 2000 (the "Purchase Agreement"), by and between Alpha Ceramics, Inc. ("Buyer"), and Aura Ceramics, Inc. ("Seller"), Seller does hereby sell, transfer, assign, convey and deliver forever to Buyer all of Seller's rights, title and interest in and to the following properties, assets and rights of Seller:

     Any and all tangible and intangible assets and personal property of Seller, other than the Retained Assets, including, without limitation, the Equipment, Intangible Property, Trademarks and Patents, Inventory, Licenses and Permits, Real Estate Leases and Subleases, Contracts, Accounts Receivable, Goodwill and the name of the Business "Aura Ceramics, Inc.", wherever the aforementioned may be located.

         Seller warrants, represents and covenants that it is the lawful owner of the properties, assets and rights transferred hereby and has the lawful right to sell the same, free and clear of any claim, lien or encumbrance whatsoever, and that Seller will forever warrant and defend title thereto against the claims of any and all persons.

         Seller further agrees to execute and deliver any and all further assignments and instruments reasonably required by the Buyer in order to effectively assign to and vest in Buyer all of Seller's rights, title and interests in and to the assets, property and rights sold hereunder.

         This General Assignment and Bill of Sale shall bind the Seller, its successors and assigns, and shall benefit the Buyer and its respective successors and assigns.

         Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement.

         IN WITNESS WHEREOF, Aura Ceramics, Inc. has caused this General Assignment and Bill of Sale to be executed as of the 3rd day of May, 2000.


                                                             AURA CERAMICS, INC.


                                                              By
                                                                  Its:


                                                              By
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